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                                                                    EXHIBIT 99.1

                                                          (NORTEL NETWORKS LOGO)
NEWS RELEASE

www.nortelnetworks.com


FOR IMMEDIATE RELEASE                                          FEBRUARY 12, 2002


For more information:

Investors:                                                      Business media:
888-901-7286                    Tina Warren                     David Chamberlin
905-863-6049                    905-863-4702                    972-685-4648
investor@nortelnetworks.com     tinawarr@nortelnetworks.com     ddchamb@nortelnetworks.com
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NORTEL NETWORKS ANNOUNCES FILING OF AMENDMENT TO REGISTRATION STATEMENT AND
RELATED DOCUMENTS

TORONTO - Nortel Networks* Corporation [NYSE/TSE: NT] today announced that it and Nortel Networks Limited have filed an amendment to their registration statement on Form S-3 with the U.S. Securities and Exchange Commission with respect to the potential resale by selling securityholders of the 4.25% convertible senior notes of Nortel Networks Corporation guaranteed by Nortel
Networks Limited and/or the underlying common shares of Nortel Networks
Corporation. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. The senior notes were originally issued in August 2001.

In connection with this filing, the companies have also filed certain amendments with respect to their year ended December 31, 2000 filings and amendments to their Form 10-Q filings for the quarterly period ended September 30, 2001, which are incorporated by reference into the registration statement. Nortel Networks operating and reported financial results under both Canadian and U.S. generally accepted accounting principles for the relevant periods were not impacted by the amendments and are unchanged from that previously reported.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                     -more-

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                                                                          Page 2

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Metro and Enterprise Networks, Wireless Networks and Optical Long Haul
Networks. As a global company, Nortel Networks does business in more than 150 countries.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments;
stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      -end-

*Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of Nortel Networks.